Post-Effective
                                                      Amendment No. 3 to
                                                      SEC File No. 70-7607


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                GPU, INC. ("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07962

              (Name of company filing this statement and address of
                           principal executive office)


Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Mary A. Nalewako, Secretary             120 West 45th Street
Michael J. Connolly, Esq.               New York, New York 10036
Vice President - Law
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962




                   (Names and addresses of agents for service)

     GPU hereby post-effectively amends its Application on Form U-1, docketed in SEC File No. 70-7607, as follows:

      By filing the following exhibit in Item 6 thereof:


          H - Revised GPU Actual and Pro Forma Capitalization Table.


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


                                    SIGNATURE


      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                    GPU, INC.


                                   By: /s/ T. G. Howson
                                       -------------------------
                                        T. G. Howson
                                        Vice President and Treasurer


Date:    July 28, 1999




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